UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2021

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue

P.O. Box 58039

Santa Clara, CA 95052-8039

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	AMAT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employee Stock Incentive Plan

On March 11, 2021, at the Annual Meeting of Shareholders (the “Annual Meeting”) of Applied Materials, Inc. (“Applied” or the “Company”), the Company’s shareholders approved Applied’s amended and restated Employee Stock Incentive Plan (the “ESIP”). The ESIP became effective upon shareholder approval and was amended to, among other changes, (i) add 10 million shares to the number of shares of Applied common stock authorized for issuance, (ii) remove the fungible share provision, (iii) increase the maximum term for stock options from seven to ten years, (iv) modify the exception to minimum vesting periods for stock option and stock appreciation right awards granted to employees and consultants, and (v) remove the provisions previously included to comply with the historical performance-based compensation exemption under Section 162(m) of the Internal Revenue Code.

Omnibus Employees’ Stock Purchase Plan

At the Annual Meeting, the Company’s shareholders also approved an amendment and restatement of the Applied Employees’ Stock Purchase Plan (the “U.S. ESPP” and, as amended, the “Omnibus ESPP”). Prior to such amendment, the Company maintained the U.S. ESPP and the Applied Stock Purchase Plan for Offshore Employees (the “Offshore ESPP”). With the shareholders’ approval, the Omnibus ESPP will become effective on September 1, 2021 (the “Effective Date”) in accordance with its terms, and amends and restates the U.S. ESPP to, among other changes, (i) incorporate the Offshore ESPP as a sub-plan, and (ii) add 11.3 million shares to the number of shares of Applied common stock authorized for issuance. The Offshore ESPP will terminate as an independent plan on the Effective Date.

The amended and restated ESIP and Omnibus ESPP are each described in more detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on January 28, 2021 (the “Proxy Statement”). The foregoing description and the summaries contained in the Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full texts of the amended and restated ESIP and the Omnibus ESPP, respectively, which are incorporated by reference as Exhibits 10.1 and 10.2.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders cast their votes on seven proposals, as set forth below.

Proposal 1. Election of Directors.

Name of Nominee	For	Against	Abstain	Broker Non- Votes
Rani Borkar	703,803,590	725,057	961,375	87,437,701
Judy Bruner	688,199,904	16,375,485	914,633	87,437,701
Xun (Eric) Chen	699,555,037	4,947,175	987,810	87,437,701
Aart J. de Geus	694,671,330	9,829,414	989,278	87,437,701
Gary E. Dickerson	700,598,988	4,142,059	748,975	87,437,701
Thomas J. Iannotti	663,561,862	40,707,567	1,220,593	87,437,701
Alexander A. Karsner	678,190,709	26,295,025	1,004,288	87,437,701
Adrianna C. Ma	703,718,685	827,965	943,372	87,437,701
Yvonne McGill	703,355,358	1,191,719	942,945	87,437,701
Scott A. McGregor	703,845,357	691,474	953,191	87,437,701

Each of the ten nominees was elected to serve as a director for a one-year term and until he or she is succeeded by another qualified director who has been elected, or, if earlier, until his or her death, resignation or removal.

Proposal 2. Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers for Fiscal Year 2020.

For	Against	Abstain	Broker Non-Votes
613,925,140	89,562,559	2,002,323	87,437,701

The compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting, was approved on an advisory basis.

Proposal 3. Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2021.

For	Against	Abstain
785,024,604	6,711,312	1,191,807

The appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2021 was ratified.

Proposal 4. Approval of the Amended and Restated Employee Stock Incentive Plan.

For	Against	Abstain	Broker Non-Votes
679,920,012	24,434,777	1,135,233	87,437,701

The amended and restated Employee Stock Incentive Plan was approved.

Proposal 5. Approval of the Omnibus Employees’ Stock Purchase Plan.

For	Against	Abstain	Broker Non-Votes
701,286,085	3,102,990	1,100,947	87,437,701

The Omnibus Employees’ Stock Purchase Plan was approved.

Proposal 6. Shareholder Proposal Regarding Independent Chair Policy.

For	Against	Abstain	Broker Non-Votes
227,181,425	476,449,231	1,859,366	87,437,701

The shareholder proposal to adopt a policy, and amend the Company’s governing documents as necessary, to require the Chairman of the Board to be independent whenever possible, including the next Chairman of the Board transition, was not approved.

Proposal 7. Shareholder Proposal Regarding Executive Compensation Program and Policy.

For	Against	Abstain	Broker Non-Votes
58,265,603	642,770,813	4,453,606	87,437,701

The shareholder proposal regarding executive compensation program and policy to include CEO pay ratio and other factors was not approved.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Applied Materials, Inc. Employee Stock Incentive Plan, as amended and restated, effective March 11, 2021

10.2	Applied Materials, Inc. Omnibus Employees’ Stock Purchase Plan, effective September 1, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)
Dated: March 15, 2021

	By:	/s/ Teri A. Little
Teri A. Little
Senior Vice President, Chief Legal Officer and Corporate Secretary